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                                                                  Exhibit 10.2


                             REVOLVING CREDIT NOTE
                                 (this "NOTE")

FOR VALUE RECEIVED, ON OR BEFORE the Termination Date (as defined in the Credit Agreement), 1st TECH CORPORATION and DARKHORSE SYSTEMS, INCORPORATED, (jointly and severally, "BORROWERS") promise to pay to the order of CHEMICAL BANK ("Bank") at its office at 633 Third Avenue, New York, NY 10017 or such other location as Bank may designate, in immediately available funds and lawful money of the United States of America, the sum of SIX MILLION AND NO/100THS UNITED STATES DOLLARS (U.S. $6,000,000.00) or the aggregate unpaid amount of all advances hereunder, whichever is lesser, plus interest on the unpaid balance outstanding from time to time at a rate per annum equal to the lesser of (i) the Stated Rate (as hereinafter defined) from time to time in effect or (ii) the Highest Lawful Rate. If the Stated Rate at any time exceeds the Highest Lawful Rate, the actual rate of interest to accrue on the unpaid principal amount of this Note will be limited to the Highest Lawful Rate, but any subsequent reductions in the Stated Rate due to reductions in the Prime Rate will not reduce the interest rate payable upon the unpaid principal amount of this Note below the Highest Lawful Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued if the Stated Rate had at all times been in effect.
     The "STATED RATE" at any time shall be: (i) from the Credit Agreement Effective Date through September 30, 1996, a rate equal to the Prime Rate as it changed plus 3.0%; and (ii) on and after October 1, 1996, the rate indicated by the following chart:

     DETERMINING RATIO            STATED RATE
     ---------------            -----------

     Over 3.0X                  Prime Rate +3.0%
     1.5X to 3.0X               Prime Rate +2.0%
     1.0X top 1.4X              Prime Rate +1.5%
     Less than 1.0X             Prime Rate +1.0%

     The "DETERMINING RATIO" on any date shall be the ratio (determined for both Borrowers combined, as of the end of the most recently ended calendar month) of (i) Indebtedness to (ii) Annualized EBDITA (Adjusted). Annualized EBDITA (Adjusted) shall mean (i) for the first 11 months after the Credit Agreement Effective Date, Borrowers' average combined monthly EBDITA (Adjusted) (as correctly reported in Borrowers' Compliance Certificates in the form of Exhibit C of the Credit Agreement) for all months reported to the date the ratio is determined, times twelve; and (ii) thereafter, the sum of Borrowers' combined monthly EBDITA (Adjusted) (as correctly reported) for the 12 months preceding the date the ratio is determined.

     "PRIME RATE" means that rate as determined from time to time by Bank as being its prime rate in effect at its principal office in New York City. Without notice to Borrowers or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate with each such change to be effective as of the date of each change in such prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE. BANK MAY MAKE LOANS AT RATES OF INTEREST AT, ABOVE OR BELOW THE PRIME RATE.




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     This Note is the Revolving Credit Note described in Section 1.1 of the
Credit Agreement (Borrowing Base) between Borrowers and Bank dated as of May 20, 1996 (as amended, restated and supplemented from time to time, the "Credit Agreement" and "Agreement") and sometimes referred to therein as the Note. Capitalized terms used in this Note have the meanings used in the Agreement.

     Accrued and unpaid interest shall be due and payable monthly, beginning on June 30, 1996, and continuing on the last day of each month thereafter and at Termination Date when all unpaid principal and accrued and unpaid interest shall be finally due and payable. Borrowers must make the payments required by Sections 1.3, 1.4 and 1.5 of the Agreement.

     Interest shall be computed on the basis of the actual number of days elapsed and a year comprised of 360 days, unless such calculation would result in a usurious interest rate, in which case interest will be calculated on the basis of a 365 or 266 day year, as applicable.

     All past-due principal and, as permitted by applicable law, interest on this Note, shall, at Bank's option, bear interest at the Highest Lawful Rate, or if applicable law shall not provide for a maximum nonusurious rate of interest, at a rate per annum equal to eighteen percent (18%).

     The unpaid principal balance of this Note at any time shall be the total amounts advanced by Bank, less the amount of all payments of principal. Absent manifest error, the records of Bank shall be conclusive as to amounts owed. Subject to the terms and conditions of the Agreement, Borrowers may use all or any part of the credit provided for herein at any time before the Termination Date.

     Time is of the essence. Borrowers may at any time pay the full amount or any part of this Note without the payment of any premium or fee. At Bank's sole option, all payments may be applied to accrued interest, to principal, or to both.

     If any Event of Default occurs, then Bank may exercise any and all rights and remedies under the Loan Documents, at law, in equity or otherwise.

     Each and all Obligators severally waive notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and the filing of suit and diligence in collecting this Note and all other demands and notices, and consent and agree that their liabilities and obligations shall not be released or discharged by any or all of the following, whether with or without notice to them or any of them, and whether before or after the stated maturity hereof: (i) extensions of the time of payment; (ii) renewals; (iii) acceptances of partial payments; (iv) releases or substitutions of any collateral or any Obligor; and (v) failure, if any, to perfect or maintain perfection of any security interest in any collateral. Each Obligor agrees that acceptance of any partial payment shall not constitute a waiver.

     Bank and any subsequent owner or holder hereof reserves the right, in its sole discretion, without notice to Borrowers, to sell participations or assign its interest or both, in all or any part of this Note. For purposes of this Note, any assignee or subsequent holder of this Note will be considered the "Bank," and each successor to each Borrower will be considered a "Borrower."

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IN WITNESS WHEREOF, Borrowers have executed this Note effective as of the
Effective Date.


BORROWER: 1st TECH CORPORATION

By: /s/ GARY PANKONIEN
   ---------------------------------------------
Typed Name:
           -------------------------------------
Title:
      ------------------------------------------

BORROWER: DARKHORSE SYSTEMS, INCORPORATED


By: /s/ GARY PANKONIEN
   ---------------------------------------------
Typed Name:
           -------------------------------------
Title:
      ------------------------------------------

BANK:        CHEMICAL BANK


By: /s/ DAVID BONHAM
   ---------------------------------------------
Typed Name: David Bonham
           -------------------------------------
Title:      Vice President
      ------------------------------------------